UNSECURED PROMISSORY NOTE

$100,000.00	Ft. Lauderdale, Florida
July 28, 2008

Purple Beverage Company, Inc., a Nevada corporation (“Maker”), hereby promises to pay to the order of Ben Rabinowitz, an individual or order (“Lender”), in lawful money of the United States of America, the lesser of One Hundred Thousand Dollars ($100,000.00) or the principal balance outstanding under this Unsecured Promissory Note, together with accrued and unpaid interest thereon, if any, at the rate or rates set forth below (“Balance Due”), on demand at any time.

The unpaid principal amount of this Unsecured Promissory Note shall bear interest at a rate of eighteen percent (18%) until the date on which this Unsecured Promissory Note has been paid in full. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Unsecured Promissory Note.

This Unsecured Promissory Note may be prepaid in whole or in part at any time, without premium or penalty or notice.

This Unsecured Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Florida, without regard to principles of conflict of laws.

This Unsecured Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Unsecured Promissory Note shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Lender and his permitted successors, endorsees and assigns. This Unsecured Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Unsecured Promissory Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

PURPLE BEVERAGE COMPANY, INC.
a Nevada corporation

By:	/s/ Ted Farnsworth
Ted Farnsworth, Chief Executive Officer